American DG Energy Announces Significant Reduction in Debt

WALTHAM, Mass. - May 4, 2016 - American DG Energy Inc. (NYSE MKT: ADGE, the "Company"), an On-Site Utility provider offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, is pleased to announce the execution of a series of transactions that strengthen the Company’s balance sheet through the elimination of a portion of the company’s outstanding convertible debt. In addition, these steps remove any potential shareholder dilution that may have resulted from a debt to equity conversion of these securities. In total, the transactions eliminated $9.3 million in convertible debentures ($8.5 million net of prepaid interest) that, if converted, would have caused significant dilution to American DG Energy’s existing shareholder base.

Speaking about the transaction, American DG Energy’s co-Chief Executive Officer John Hatsopoulos said, “These transactions put American DG on more secure financial footing. Although we still have a lot of work to do righting the installed base, we now have the space and time to carefully implement our site improvement initiatives. Right now, the Company has enough money to complete our planned site improvements and backlog of projects. Although we cannot currently finance any new projects, management continues to explore all alternatives for the business going forward.” For more information about management’s business plan, please see a detailed discussion of the sites initiative in the Company’s most recent filing on Form 10-K dated March, 30, 2016.

American DG Energy exchanged approximately 14.72 million shares in EuroSite Power Inc. (OTCQX: EUSP), a nearly 22% stake in its European subsidiary, for elimination of a portion of the outstanding 6% convertible debentures due May 2018. With this swap of EuroSite Power shares in exchange for partial extinguishment of the convertible debt, American DG Energy reduced the convertible debt outstanding to $9.2 million. The Company is pursuing a similar debt exchange transaction for the remaining convertible debt outstanding and expects to complete that subsequent transaction in the coming weeks.

American DG Energy will release its financial results for the first quarter of 2016 before the market opens on Friday, May 13, 2016. The earnings press release will be available in the “News Releases” section of the Company website at http://investors.americandg.com/. Members of American DG’s senior management team will hold a conference call and webcast on the same day at 11:00 AM Eastern Time to discuss the company’s first quarter financial performance and the recent transactions. Details and dial in information for the event may be found at: http://investors.americandg.com/2016-04-19-American-DG-Energy-Schedules-Earnings-Release-and-Conference-Call-for-First-Quarter-2016-Results.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the

Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.